                                                                    EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of Genzyme Corporation of our report, which includes an explanatory paragraph that Genzyme Corporation has committed to fund Genzyme Development Partners, L.P.'s (the "Partnership's") research and development for the twelve-month period commencing March 1, 1996 and, separately, Genzyme Corporation offered to purchase substantially all of the assets of the Partnership, dated March 1, 1996 on our audits of the financial statements of Genzyme Development Partners, L.P. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in Genzyme Development Partners' 1995 Annual Report on Form 10-K.


We also consent to the reference to our firm under the caption "Experts."



                                                  /s/ Coopers & Lybrand L.L.P.



Boston, Massachusetts
April 8, 1996